Exhibit 99.1
For Immediate News Release
November 4, 2024
AVALONBAY COMMUNITIES, INC.
ANNOUNCES THIRD QUARTER 2024 RESULTS AND
RAISES FULL YEAR 2024 OUTLOOK
(Arlington, VA) AvalonBay Communities, Inc. (NYSE: AVB) (the “Company”) reported Earnings per Share – diluted (“EPS”), Funds from Operations attributable to common stockholders - diluted (“FFO”) per share and Core FFO per share (as defined in this release) for the three and nine months ended September 30, 2024 and 2023 as detailed below.

	Q3 2024	Q3 2023	% Change
EPS	$2.61	$1.21	115.7%
FFO per share (1)	$2.88	$2.48	16.1%
Core FFO per share (1)	$2.74	$2.66	3.0%

	YTD 2024	YTD 2023	% Change
EPS	$5.62	$4.86	15.6%
FFO per share (1)	$8.36	$7.69	8.7%
Core FFO per share (1)	$8.21	$7.89	4.1%

(1) For additional detail on reconciling items between net income attributable to common stockholders, FFO and Core FFO, see Definitions and Reconciliations, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the three months ended September 30, 2024 to its results for the prior year period:

Q3 2024 Results Compared to Q3 2023
	Per Share
	EPS	FFO	Core FFO
Q3 2023 per share reported results	$1.21	$2.48	$2.66
Same Store Residential NOI (1)	0.06	0.06	0.06
Other Residential NOI	0.11	0.11	0.11
Overhead and other	(0.02)	(0.02)	(0.02)
Capital markets and transaction activity	(0.06)	(0.06)	(0.06)
Unconsolidated investment income and management fees	(0.01)	(0.01)	(0.01)
Non-core items (2)	0.32	0.32	—
Real estate gains, depreciation expense and other	1.00	—	—
Q3 2024 per share reported results	$2.61	$2.88	$2.74

(1) Consists of increases of $0.14 in revenue and $0.08 in operating expenses.
(2) For detail of non-core items, see Definitions and Reconciliations, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the three months ended September 30, 2024 to its July 2024 outlook:

Q3 2024 Results Compared to July 2024 Outlook
	Per Share
	EPS	FFO	Core FFO
Projected per share (1)	$2.74	$2.64	$2.71
Same Store Residential NOI (2)	0.01	0.01	0.01
Other Residential and Commercial NOI	0.01	0.01	0.01
Capital markets and transaction activity	0.01	0.01	0.01
Non-core items (3)	0.21	0.21	—
Real estate gains, depreciation expense and other	(0.37)	—	—
Q3 2024 per share reported results	$2.61	$2.88	$2.74
(1) The mid-point of the Company's July 2024 outlook.
(2) Consists of favorable operating expenses of $0.01.
(3) For detail of non-core items, see Definitions and Reconciliations, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the nine months ended September 30, 2024 to its results for the prior year period:

YTD 2024 Results Compared to YTD 2023
	Per Share
	EPS	FFO	Core FFO
YTD 2023 per share reported results	$4.86	$7.69	$7.89
Same Store Residential NOI (1)	0.27	0.27	0.27
Other Residential NOI	0.28	0.28	0.28
Overhead and other	(0.07)	(0.07)	(0.07)
Capital markets and transaction activity	(0.13)	(0.14)	(0.14)
Unconsolidated investment income and management fees	(0.02)	(0.02)	(0.02)
Non-core items (2)	0.35	0.35	—
Real estate gains, depreciation expense and other	0.08	—	—
YTD 2024 per share reported results	$5.62	$8.36	$8.21

(1) Consists of increases of $0.47 in revenue and $0.20 in operating expenses.
(2) For detail of non-core items, see Definitions and Reconciliations, table 3.

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Same Store Operating Results for the Three Months Ended September 30, 2024 Compared to the Prior Year Period

Same Store Residential revenue increased $20,205,000, or 3.1%, to $671,508,000. Same Store Residential operating expenses increased $11,035,000, or 5.4%, to $214,844,000 and Same Store Residential NOI increased $9,170,000, or 2.0%, to $456,664,000.

The following table presents percentage changes in Same Store Residential revenue, operating expenses and NOI for the three months ended September 30, 2024 compared to the three months ended September 30, 2023:

Q3 2024 Compared to Q3 2023
	Same Store Residential
	Revenue (1)	Opex (2)		% of Q3 2024 NOI

			NOI
New England	4.2%	1.8%	5.4%	13.5%
Metro NY/NJ	2.8%	5.5%	1.5%	19.6%
Mid-Atlantic	3.5%	10.4%	0.4%	15.5%
Southeast FL	2.0%	9.0%	(1.9)%	3.2%
Denver, CO	0.8%	0.4%	1.0%	1.6%
Pacific NW	4.8%	2.7%	5.7%	6.7%
N. California	1.7%	5.1%	0.4%	16.5%
S. California	3.6%	5.0%	2.9%	22.3%
Other Expansion Regions	(1.6)%	4.3%	(5.0)%	1.1%
Total	3.1%	5.4%	2.0%	100.0%

(1) See full release for additional detail.
(2) See full release for discussion of variances.

Same Store Operating Results for the Nine Months Ended September 30, 2024 Compared to the Prior Year Period

Same Store Residential revenue increased $67,094,000, or 3.5%, to $1,992,789,000. Same Store Residential operating expenses increased $28,516,000, or 4.8%, to $619,574,000 and Same Store Residential NOI increased $38,578,000, or 2.9%, to $1,373,215,000.

The following table presents percentage changes in Same Store Residential revenue, operating expenses and NOI for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023:

YTD 2024 Compared to YTD 2023
	Same Store Residential
	Revenue (1)	Opex (2)		% of YTD 2024 NOI

			NOI
New England	4.4%	1.8%	5.7%	13.4%
Metro NY/NJ	3.5%	6.2%	2.3%	19.8%
Mid-Atlantic	3.2%	8.6%	0.9%	15.4%
Southeast FL	2.1%	6.3%	(0.2)%	3.3%
Denver, CO	1.6%	(1.7)%	3.0%	1.6%
Pacific NW	3.8%	3.2%	4.0%	6.6%
N. California	1.3%	5.2%	(0.2)%	16.4%
S. California	5.2%	3.7%	5.9%	22.4%
Other Expansion Regions	(1.2)%	(0.1)%	(1.8)%	1.1%
Total	3.5%	4.8%	2.9%	100.0%

(1) See full release for additional detail.
(2) See full release for discussion of variances.

Development Activity

During the three months ended September 30, 2024, the Company completed the development of two communities:

•Avalon Bothell Commons I, located in Bothell, WA; and
•Kanso Milford, located in Milford, MA.

These communities contain an aggregate of 629 apartment homes and 9,200 square feet of commercial space and were constructed for an aggregate Total Capital Cost of $299,000,000.

During the three months ended September 30, 2024, the Company started the construction of four apartment communities:

•Avalon Tech Ridge I, located in Austin, TX;
•Avalon Carmel, located in Charlotte, NC;
•Avalon Plano, located in Plano, TX; and
•Avalon Oakridge I, located in Durham, NC.

These communities are expected to contain an aggregate of 1,418 apartment homes. Estimated Total Capital Cost at completion for these Development communities is $450,000,000. Avalon Carmel and Avalon Plano are being developed through the Company's Developer Funding Program ("DFP").

During the nine months ended September 30, 2024, the Company:
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•completed the development of five wholly-owned communities containing an aggregate of 1,530 apartment homes and 9,200 square feet of commercial space for an aggregate Total Capital Cost of $650,000,000; and

•started the construction of seven apartment communities. These communities are expected to contain an aggregate of 2,321 apartment homes. Estimated Total Capital Cost at completion for these Development communities is $834,000,000.

At September 30, 2024, the Company had 19 wholly-owned Development communities under construction that are expected to contain 6,855 apartment homes and 56,000 square feet of commercial space. Estimated Total Capital Cost at completion for these Development communities is $2,683,000,000.

Disposition Activity

During the three months ended September 30, 2024, the Company sold two wholly-owned communities:

•AVA Theater District, located in Boston, MA; and
•Avalon Darien, located in Darien, CT.

In aggregate, these communities contain 587 apartment homes and were sold for $332,000,000 and a weighted average Market Cap Rate of 5.0%, resulting in a gain in accordance with GAAP of $172,986,000 and an Economic Gain of $94,661,000.

During the nine months ended September 30, 2024, the Company sold five wholly-owned communities containing an aggregate of 1,069 apartment homes and 12,000 square feet of commercial space. These communities were sold for $513,700,000 and a weighted average Market Cap Rate of 5.1%, resulting in a gain in accordance with GAAP of $241,367,000 and an Economic Gain of $116,732,000.

In October 2024, the Company sold Avalon New Canaan, located in New Canaan, CT. Avalon New Canaan contains 104 apartment homes and was sold for $75,000,000.

Acquisition Activity

During the three months ended September 30, 2024, the Company acquired three wholly-owned communities:

•Avalon Perimeter Park, located in Morrisville, NC, containing 262 apartment homes for a purchase price of $66,500,000;
•Avalon Cherry Hills, located in Englewood, CO, containing 306 apartment homes for a purchase price of $95,000,000; and

•AVA Balboa Park, located in San Diego, CA, containing 100 apartment homes and 1,700 square feet of commercial space for a purchase price of $51,000,000.

During the nine months ended September 30, 2024, the Company acquired four wholly-owned communities containing 968 apartment homes and 1,700 square feet of commercial space for a total purchase price of $274,600,000.

In October 2024, the Company acquired Avalon Townhomes at Bee Cave, located in Bee Cave, TX, containing 126 townhomes for a purchase price of $49,000,000.

Structured Investment Program ("SIP") Activity

As of September 30, 2024, the Company had seven commitments to fund either mezzanine loans or preferred equity investments for the development of multifamily projects in the Company's markets, up to $191,585,000 in the aggregate. During the nine months ended September 30, 2024, the Company did not enter into any new SIP commitments. At September 30, 2024, the Company's investment commitments had a weighted average rate of return of 11.5% and a weighted average initial maturity date of December 2026. As of September 30, 2024, the Company had funded $162,373,000 of these commitments.

Liquidity and Capital Markets

At September 30, 2024, the Company had $552,356,000 in unrestricted cash and cash equivalents.

As of September 30, 2024, the Company did not have any borrowings outstanding under its $2,250,000,000 unsecured revolving credit facility (the "Credit Facility") or its $500,000,000 unsecured commercial paper note program. The commercial paper program is backstopped by the Company's commitment to maintain available borrowing capacity under its Credit Facility in an amount equal to actual borrowings under the program.

The Company’s annualized Net Debt-to-Core EBITDAre (as defined in this release) for the third quarter of 2024 was 4.2 times and Unencumbered NOI (as defined in this release) for the nine months ended September 30, 2024 was 95%.

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During the three months ended September 30, 2024, under its current continuous equity program, the Company entered into forward contracts to sell 203,297 shares of common stock with settlement expected to occur no later than December 31, 2025 at a gross weighted average price of $219.92 per share for approximate proceeds of $44,066,000, net of fees. Subsequently, on September 5, 2024, in connection with an underwritten offering of shares, the Company entered into forward contracts to sell 3,680,000 shares of common stock with settlement expected to occur no later than December 31, 2025 at a discount to the closing price of $226.52 per share for approximate proceeds of $808,606,000, net of offering fees and discounts. The proceeds that the Company expects to receive on the date or dates of settlement are subject to certain customary adjustments during the term of the forward contract for the Company's dividends and a daily interest adjustment.

During the nine months ended September 30, 2024, the Company issued $400,000,000 principal amount of unsecured notes in a public offering under its existing shelf registration statement for net proceeds before offering costs of $396,188,000. The notes mature in June 2034 and were issued with a 5.35% coupon. The effective interest rate of the notes is 5.05%, including the impact of offering costs and hedging activity.

Fourth Quarter and Full Year 2024 Financial Outlook

For its fourth quarter and full year 2024 financial outlook, the Company expects the following:

Projected EPS, Projected FFO and Projected Core FFO Outlook (1)
	Q4 2024			Full Year 2024
	Low		High	Low		High
Projected EPS	$1.61	—	$1.71	$7.23	—	$7.33
Projected FFO per share	$2.67	—	$2.77	$11.03	—	$11.13
Projected Core FFO per share	$2.78	—	$2.88	$10.99	—	$11.09

(1) See Definitions and Reconciliations, table 9, for reconciliations of Projected FFO per share and Projected Core FFO per share to Projected EPS.

Full Year 2024 Financial Outlook
				Full Year 2024
				vs. Full Year 2023
				Low		High
Same Store:
Residential revenue change				3.4%	—	3.6%
Residential Opex change				4.3%	—	4.7%
Residential NOI change				2.8%	—	3.2%

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the third quarter 2024 to the mid-point of its fourth quarter 2024 financial outlook:

Q3 2024 Results Compared to Q4 2024 Outlook
	Per Share
	EPS	FFO	Core FFO
Q3 2024 per share reported results	$2.61	$2.88	$2.74
Same Store Residential revenue	0.02	0.02	0.02
Same Store Residential Opex	0.07	0.07	0.07
Development and Other Stabilized Residential NOI	0.01	0.01	0.01
Capital markets and transaction activity	(0.03)	(0.03)	(0.03)
Overhead and other	0.02	0.02	0.02
Non-core items (1)	(0.25)	(0.25)	—
Gain on sale of real estate and depreciation expense	(0.79)	—	—
Projected per share - Q4 2024 outlook (2)	$1.66	$2.72	$2.83

(1) For detail of non-core items, see Definitions and Reconciliations, table 3 and table 9.
(2) Represents the mid-point of the Company's outlook.

The following table compares the mid-point of the Company’s October 2024 full year outlook for EPS, FFO per share and Core FFO per share to its July 2024 outlook:

October 2024 Full Year Outlook Compared to July 2024 Full Year Outlook
	Per Share
	EPS	FFO	Core FFO
Projected per share - July 2024 outlook (1)	$7.44	$10.94	$11.02
Same Store Residential revenue	—	—	—
Same Store Residential Opex	0.02	0.02	0.02
Development and Other Stabilized Residential NOI	(0.01)	(0.01)	(0.01)
Capital markets and transaction activity	0.01	0.01	0.01
Non-core items (2)	0.12	0.12	—
Gain on sale of real estate and depreciation expense	(0.30)	—	—
Projected per share - October 2024 outlook (1)	$7.28	$11.08	$11.04

(1) Represents the mid-point of the Company's outlook.
(2) For detail of non-core items, see Definitions and Reconciliations, table 3 and table 9.

Other Matters

The Company will hold a conference call on November 5, 2024 at 11:00 AM ET to review and answer questions about this release, its third quarter 2024 results, the Attachments (described below) and related matters. To participate on the call, dial 877-407-9716.

To hear a replay of the call, which will be available from November 5, 2024 at 4:00 PM ET to December 5, 2024, dial 844-512-2921 and use replay passcode: 13740500. A webcast of the conference call will also be available at https://investors.avalonbay.com, and an online playback of
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the webcast will be available for at least seven days following the call.

The Company produces Earnings Release Attachments (the "Attachments") that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company's website at https://investors.avalonbay.com. To receive future press releases via e-mail, please submit a request through https://investors.avalonbay.com/news-events/email-alerts.

In addition to the Attachments, the Company is providing a teleconference presentation that will be available on the Company's website at https://investors.avalonbay.com subsequent to this release and before the market opens on November 5, 2024.

About AvalonBay Communities, Inc.

AvalonBay Communities, Inc., a member of the S&P 500, is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in leading metropolitan areas in New England, the New York/New Jersey Metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in the Company's expansion regions of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado. As of September 30, 2024, the Company owned or held a direct or indirect ownership interest in 305 apartment communities containing 92,908 apartment homes in 12 states and the District of Columbia, of which 19 communities were under development. More information may be found on the Company’s website at https://www.avalonbay.com. For additional information, please contact Jason Reilley, Vice President of Investor Relations, at 703-317-4681.

Forward-Looking Statements

This release, including its Attachments, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the Company’s use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will,” “pursue,” “outlook” and other similar expressions that predict or indicate future events and trends and that do not report historical matters. These statements include, among other things, statements regarding the Company’s intent, belief, forecasts, assumptions or expectations with respect to: potential development, redevelopment, acquisition or disposition of communities; the timing and cost of completion of communities under construction, reconstruction, development or redevelopment; the timing of lease-up, occupancy and stabilization of communities; the pursuit of land for future development; the anticipated operating performance of communities; cost, yield, revenue, NOI and earnings estimates; the impact of landlord-tenant laws and rent regulations; the Company’s expansion into new regions; declaration or payment of dividends; joint venture activities; the Company’s policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters; the Company’s qualification as a REIT under the Internal Revenue Code of 1986, as amended; the real estate markets in regions where the Company operates and in general; the availability of debt and equity financing; interest rates, inflation and other general economic conditions and their potential impacts; trends affecting the Company’s financial condition or results of operations; regulatory changes that may affect the Company; and the impact of legal proceedings.

The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. The Company does not undertake a duty to update these forward-looking statements, and therefore they may not represent the Company’s estimates and assumptions after the date of this release. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. You should carefully review the discussion under Part I, Item 1A. “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2023 and Part II, Item 1A. “Risk Factors” in subsequent quarterly reports on Form 10-Q for further discussion of risks associated with forward-looking statements.

Some of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to secure development opportunities due
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to an inability to reach agreements with third parties to obtain land at attractive prices or to obtain desired zoning and other local approvals; the Company may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed original estimates; the Company may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in expected rental revenues; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond the Company’s control; the Company’s cash flows from operations and access to cost-effective capital may be insufficient for the development of the Company’s pipeline, which could limit the Company’s pursuit of opportunities; an outbreak of disease or other public health event may affect the multifamily industry and general economy; the Company’s cash flows may be insufficient to meet required payments of principal and interest, and the Company may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; the Company may be unsuccessful in its management of joint ventures and the REIT vehicles that are used with certain joint ventures; new or existing laws and regulations implementing rent control or rent stabilization, or otherwise limiting the Company’s ability to increase rents, charge fees or evict tenants, may impact its revenue or increase costs; the Company’s expectations, estimates and assumptions as of the date of this filing regarding legal proceedings are subject to change; the Company’s assumptions and expectations in its financial outlook may prove to be too optimistic; the possibility that the Company may choose to pay dividends in its stock instead of cash, which may result in stockholders having to pay taxes with respect to such dividends in excess of the cash received, if any; and investments made under the SIP may not be repaid as expected or the development may not be completed on schedule, which could require the Company to engage in litigation, foreclosure actions, and/or first party project completion to recover its investment, which may not be recovered in full or at all in such event.
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Definitions and Reconciliations

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined, reconciled and further explained on Attachment 12, Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms. Attachment 12 is included in the full earnings release available at the Company’s website at https://investors.avalonbay.com. This wire distribution includes only the following definitions and reconciliations.

Average Monthly Revenue per Occupied Home is calculated by the Company as Residential revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.

Commercial represents results attributable to the non-apartment components of the Company's mixed-use communities and other non-residential operations.

Development is composed of consolidated communities that are either currently under construction, or were under construction and were completed during the current year. These communities may be partially or fully complete and operating.

EBITDA, EBITDAre and Core EBITDAre are considered by management to be supplemental measures of our financial performance. EBITDA is defined by the Company as net income or loss computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization. EBITDAre is calculated by the Company in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), as EBITDA plus or minus losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property, with adjustments to reflect the Company's share of EBITDAre of unconsolidated entities. Core EBITDAre is the Company’s EBITDAre as adjusted for non-core items outlined in the table below. By further adjusting for items that are not considered part of the Company’s core business operations, Core EBITDAre can help one compare the core operating and financial performance of the Company between periods. A reconciliation of EBITDA, EBITDAre and Core EBITDAre to net income is as follows (dollars in thousands):

TABLE 1
Q3
2024
Net income	$372,519
Interest expense and loss on extinguishment of debt	65,640
Income tax expense	782
Depreciation expense	212,122
EBITDA	$651,063

Gain on sale of communities	(172,973)
Unconsolidated entity EBITDAre adjustments (1)	4,129
EBITDAre	$482,219

Unconsolidated entity gains, net	(25,261)
Structured Investment Program loan reserve	(813)
Advocacy contributions	3,732
Hedge accounting activity	25
Executive transition compensation costs	200
Severance related costs	738
Expensed transaction, development and other pursuit costs, net of recoveries	252
Other real estate activity	(314)
Legal settlements and costs	781
Core EBITDAre	$461,559

(1) Includes joint venture interest, taxes, depreciation, gain on dispositions of depreciated real estate and impairment losses, if applicable, included in net income.

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for disposed communities is based on their respective final settlement statements. A reconciliation of the aggregate Economic Gain to the aggregate gain on sale in accordance with GAAP for the wholly-owned communities disposed of during the three and nine months ended September 30, 2024 is as follows (dollars in thousands):

TABLE 2
	Q3 2024	YTD 2024
Gain on sale in accordance with GAAP	$172,986	$241,367

Accumulated Depreciation and Other	(78,325)	(124,635)

Economic Gain	$94,661	$116,732

Economic Occupancy is defined as total possible Residential revenue less vacancy loss as a percentage of total possible Residential revenue. Total possible Residential revenue (also known as “gross potential”) is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

FFO and Core FFO are generally considered by management to be appropriate supplemental measures of our operating and financial performance. FFO is calculated by the Company in accordance with the definition adopted by Nareit. FFO is calculated by the Company as Net income or loss attributable to common stockholders computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, cumulative effect of a change in accounting principle, impairment write-downs of depreciable real estate assets, write-downs of investments in affiliates due to a decrease in the value of depreciable real estate assets held by those affiliates and depreciation of real estate assets, including similar adjustments for unconsolidated partnerships and joint ventures, including those from a change in control. FFO can help one compare the operating and financial performance of a real estate company between periods or as compared to different companies because adjustments such as (i) gains or losses on sales of previously depreciated property or (ii) real estate depreciation may impact comparability between companies as the amount and timing of these or similar items can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates. Core FFO is the Company's FFO as adjusted for non-core items outlined in the table below. By further adjusting for items that we do not consider be part of our core business operations, Core FFO can help with the comparison of core operating performance of the Company between periods. A reconciliation of Net income attributable to common stockholders to FFO and to Core FFO is as follows (dollars in thousands):

TABLE 3
	Q3	Q3	YTD	YTD
	2024	2023	2024	2023
Net income attributable to common stockholders	$372,519	$172,031	$799,902	$686,856
Depreciation - real estate assets, including joint venture adjustments	210,992	199,546	628,677	602,023
Distributions to noncontrolling interests	—	—	—	25
Gain on sale of previously depreciated real estate	(172,973)	(22,121)	(241,459)	(209,430)
Casualty loss on real estate	—	3,499	2,935	8,550
FFO attributable to common stockholders	410,538	352,955	1,190,055	1,088,024

Adjusting items:
Unconsolidated entity (gains) losses, net (1)	(25,261)	827	(34,823)	(4,024)
Joint venture promote (2)	—	(424)	—	(1,496)
Structured Investment Program loan reserve (3)	(813)	539	(771)	415
Loss on extinguishment of consolidated debt	—	150	—	150
Hedge accounting activity	25	65	80	256
Advocacy contributions	3,732	—	5,914	200
Executive transition compensation costs	200	300	304	944
Severance related costs	738	993	1,979	2,493
Expensed transaction, development and other pursuit costs, net of recoveries (4)	252	18,070	3,857	21,318
Other real estate activity	(314)	(237)	(636)	(707)
For-sale condominium imputed carry cost (5)	21	110	62	534
Legal settlements and costs	781	14	2,289	64
Income tax expense (6)	782	4,372	698	7,715
Core FFO attributable to common stockholders	$390,681	$377,734	$1,169,008	$1,115,886

Weighted average common shares outstanding - diluted	142,516,684	142,198,099	142,376,434	141,448,675

Earnings per common share - diluted	$2.61	$1.21	$5.62	$4.86
FFO per common share - diluted	$2.88	$2.48	$8.36	$7.69
Core FFO per common share - diluted	$2.74	$2.66	$8.21	$7.89

(1) Amounts consist primarily of net unrealized gains on technology investments.
(2) Amount for 2023 is for the Company's recognition of its promoted interest in Archstone Multifamily Partners AC LP.
(3) Changes are the expected credit losses associated with the Company's lending commitments primarily under its SIP. The timing and amount of any actual losses that will be incurred, if any, is to be determined.
(4) Amounts for 2023 include write-offs of $17,111 for three development opportunities in Northern and Southern California and the Mid-Atlantic that the Company determined are no longer probable.
(5) Represents the imputed carry cost of the for-sale residential condominiums at The Park Loggia. The Company computes this adjustment by multiplying the Total Capital Cost of completed and unsold for-sale residential condominiums by the Company's weighted average unsecured debt effective interest rate.
(6) Amounts for 2023 are primarily for the recognition of taxes associated with The Park Loggia dispositions.

Interest Coverage is calculated by the Company as Core EBITDAre divided by interest expense. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. A calculation of Interest Coverage for the three months ended September 30, 2024 is as follows (dollars in thousands):

TABLE 4

Core EBITDAre (1)	$461,559

Interest expense (2)	$65,640

Interest Coverage	7.0 times

(1) For additional detail, see Definitions and Reconciliations, table 1.
(2) Excludes the impact of non-core hedge accounting activity.

Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less an estimate of typical capital expenditure allowance per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation and amortization. For this purpose, management’s projection of operating expenses for the community includes a management fee of 2.5% and an estimate of typical market costs for insurance, payroll and other operating expenses for which the Company may have proprietary advantages not available to a typical buyer. The Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Market Cap Rate is weighted based on the gross sales price of each community.

Market Rents as reported by the Company are based on the current market rates set by the Company based on its experience in renting apartments and publicly available market data. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

Net Debt-to-Core EBITDAre is calculated by the Company as total debt (secured and unsecured notes, and the Company's Credit Facility and commercial paper program) that is consolidated for financial reporting purposes, less consolidated cash and restricted cash, divided by annualized third quarter 2024 Core EBITDAre. A calculation of Net Debt-to-Core EBITDAre is as follows (dollars in thousands):

TABLE 5

Total debt principal (1)	$8,434,910
Cash and cash equivalents and restricted cash	(753,414)
Net debt	$7,681,496

Core EBITDAre (2)	$461,559

Core EBITDAre, annualized	$1,846,236

Net Debt-to-Core EBITDAre	4.2 times

(1) Balance at September 30, 2024 excludes $43,090 of debt discount and deferred financing costs as reflected in unsecured notes, net, and $16,558 of debt discount and deferred financing costs as reflected in notes payable, net, on the Condensed Consolidated Balance Sheets.

(2) For additional detail, see Definitions and Reconciliations, table 1.

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excluding corporate-level income (including management, development and other fees), property management and other indirect operating expenses, net of corporate income, expensed transaction, development and other pursuit costs, net of recoveries, interest expense, net, loss on extinguishment of debt, net, general and administrative expense, income from unconsolidated investments, depreciation expense, income tax (benefit) expense, casualty loss, (gain) loss on sale of communities, other real estate activity and net operating income from real estate assets sold or held for sale. The Company considers NOI to be an important and appropriate supplemental performance measure to net income because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or financing-related costs. NOI reflects the operating performance of a community and allows for an easier comparison of the operating performance of individual assets or groups of assets. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impact to overhead as a result of acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets.

Residential NOI represents results attributable to the Company's apartment rental operations, including parking and other ancillary Residential revenue. Reconciliations of NOI and Residential NOI to net income, as well as a breakdown of Residential NOI by operating segment, are as follows (dollars in thousands):

TABLE 6
	Q3	Q3	Q2	Q1	Q4	YTD	YTD
	2024	2023	2024	2024	2023	2024	2023
Net income	$372,519	$171,790	$254,007	$173,557	$242,066	$800,083	$686,372
Property management and other indirect operating expenses, net of corporate income	40,149	33,554	37,553	35,204	34,706	112,906	99,606
Expensed transaction, development and other pursuit costs, net of recoveries	1,573	18,959	1,417	4,245	10,267	7,235	23,212
Interest expense, net	55,769	48,115	57,078	54,766	49,471	167,613	156,521
Loss on extinguishment of debt, net	—	150	—	—	—	—	150
General and administrative expense	20,089	20,466	19,586	20,331	17,992	60,006	58,542
Income from unconsolidated investments	(30,720)	(1,930)	(4,822)	(10,847)	(1,709)	(46,389)	(11,745)
Depreciation expense	212,122	200,982	206,923	212,269	210,694	631,314	606,271
Income tax expense (benefit)	782	4,372	(62)	(22)	2,438	698	7,715
Casualty loss	—	3,499	—	2,935	568	2,935	8,550
(Gain) loss on sale of communities	(172,973)	(22,121)	(68,556)	70	(77,994)	(241,459)	(209,430)
Other real estate activity	(314)	(237)	(181)	(141)	533	(636)	(707)
NOI from real estate assets sold or held for sale	(2,036)	(10,537)	(7,997)	(8,468)	(9,173)	(18,501)	(39,005)
NOI	496,960	467,062	494,946	483,899	479,859	1,475,805	1,386,052

Commercial NOI	(7,906)	(7,959)	(8,844)	(8,024)	(8,564)	(24,774)	(24,582)
Residential NOI	$489,054	$459,103	$486,102	$475,875	$471,295	$1,451,031	$1,361,470

Residential NOI
Same Store:
New England	$61,564	$58,383	$62,269	$59,921	$59,358	$183,754	$173,787
Metro NY/NJ	89,631	88,323	91,551	90,054	89,866	271,236	265,083
Mid-Atlantic	70,439	70,125	70,448	70,678	71,565	211,565	209,667
Southeast FL	14,771	15,055	15,530	15,491	14,441	45,792	45,868
Denver, CO	7,254	7,185	7,249	7,353	7,213	21,856	21,210
Pacific NW	30,519	28,866	30,593	29,927	29,764	91,039	87,505
N. California	75,494	75,219	74,590	74,699	75,353	224,783	225,192
S. California	102,016	99,098	103,005	102,586	101,144	307,607	290,461
Other Expansion Regions	4,976	5,240	5,357	5,250	5,259	15,583	15,864
Total Same Store	456,664	447,494	460,592	455,959	453,963	1,373,215	1,334,637
Other Stabilized	18,416	11,619	16,422	15,563	15,150	50,401	27,698
Development/Redevelopment	13,974	(10)	9,088	4,353	2,182	27,415	(865)
Residential NOI	$489,054	$459,103	$486,102	$475,875	$471,295	$1,451,031	$1,361,470

NOI as reported by the Company does not include the operating results from assets sold or classified as held for sale. A reconciliation of NOI from communities sold or classified as held for sale is as follows (dollars in thousands):

TABLE 7
	Q3	Q3	Q2	Q1	Q4	YTD	YTD
	2024	2023	2024	2024	2023	2024	2023

Revenue from real estate assets sold or held for sale	$3,258	$15,787	$12,162	$12,882	$13,612	$28,300	$58,154
Operating expenses from real estate assets sold or held for sale	(1,222)	(5,250)	(4,165)	(4,414)	(4,439)	(9,799)	(19,149)
NOI from real estate assets sold or held for sale	$2,036	$10,537	$7,997	$8,468	$9,173	$18,501	$39,005

Commercial NOI is composed of the following components (in thousands):

TABLE 8
	Q3	Q3	Q2	Q1	Q4	YTD	YTD
	2024	2023	2024	2024	2023	2024	2023

Commercial Revenue	$9,748	$9,769	$10,677	$9,835	$10,371	$30,260	$29,650
Commercial Operating Expenses	(1,842)	(1,810)	(1,833)	(1,811)	(1,807)	(5,486)	(5,068)
Commercial NOI	$7,906	$7,959	$8,844	$8,024	$8,564	$24,774	$24,582

Other Stabilized is composed of completed consolidated communities that the Company owns, which have Stabilized Operations as of January 1, 2024, or which were acquired subsequent to January 1, 2023. Other Stabilized excludes communities that are conducting or are probable to conduct substantial redevelopment activities.

Projected FFO and Projected Core FFO, as provided within this release in the Company’s outlook, are calculated on a basis consistent with historical FFO and Core FFO, and are therefore considered to be appropriate supplemental measures to projected net income from projected operating performance. A reconciliation of the ranges provided for Projected FFO per share (diluted) for the fourth quarter and full year 2024 to the ranges provided for projected EPS (diluted) and corresponding reconciliation of the ranges for Projected FFO per share to the ranges for Projected Core FFO per share are as follows:

TABLE 9
	Low Range	High Range
Projected EPS (diluted) - Q4 2024	$1.61	$1.71
Depreciation (real estate related)	1.53	1.53
Gain on sale of communities	(0.47)	(0.47)
Projected FFO per share (diluted) - Q4 2024	2.67	2.77
Expensed transaction, development and other pursuit costs, net of recoveries	0.01	0.01
Advocacy contributions	0.10	0.10
Projected Core FFO per share (diluted) - Q4 2024	$2.78	$2.88

Projected EPS (diluted) - Full Year 2024	$7.23	$7.33
Depreciation (real estate related)	5.94	5.94
Gain on sale of communities	(2.16)	(2.16)
Casualty loss on real estate	0.02	0.02
Projected FFO per share (diluted) - Full Year 2024	11.03	11.13
Unconsolidated entity gains, net	(0.24)	(0.24)
Structured Investment Program loan reserve	(0.01)	(0.01)
Severance related costs	0.02	0.02
Expensed transaction, development and other pursuit costs, net of recoveries	0.04	0.04
Legal settlements and costs	0.02	0.02
Advocacy contributions	0.13	0.13
Projected Core FFO per share (diluted) - Full Year 2024	$10.99	$11.09

Projected NOI, as used within this release for certain Development communities and in calculating the Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development communities, Projected NOI is calculated based on the first twelve months of Stabilized Operations following the completion of construction. In calculating the Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential minus projected stabilized economic vacancy and adjusted for projected stabilized concessions plus projected stabilized other rental revenue. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. In addition, projected stabilized operating expenses for Development communities do not include property management fee expense. Projected gross potential for Development communities and dispositions is generally based on leased rents for occupied homes and management’s best estimate of rental levels for homes which are currently unleased, as well as those homes which will become available for lease during the twelve-month forward period used to develop Projected NOI. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.

Management believes that Projected NOI of the Development communities, on an aggregated weighted average basis, assists investors in understanding management's estimate of the likely impact on operations of the Development communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company's overall financial performance or cash flow. There can be no assurance that the communities under development will achieve the Projected NOI as described in this release.

Redevelopment is composed of consolidated communities where substantial redevelopment is in progress or is probable to begin during the current year. Redevelopment is considered substantial when (i) capital invested during the reconstruction effort is expected to exceed the lesser of $5,000,000 or 10% of the community’s pre-redevelopment basis and (ii) physical occupancy is below or is expected to be below 90% during or as a result of the redevelopment activity.

Residential represents results attributable to the Company's apartment rental operations, including parking and other ancillary Residential revenue.

Residential Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to Residential revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP-based Residential revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, Residential Revenue with Concessions on a Cash Basis allows an investor to understand the historical trend in cash concessions.

A reconciliation of Same Store Residential revenue in conformity with GAAP to Residential Revenue with Concessions on a Cash Basis is as follows (dollars in thousands):

TABLE 10
	Q3	Q3	Q2	YTD	YTD
	2024	2023	2024	2024	2023
Residential revenue (GAAP basis)	$671,508	$651,303	$663,970	$1,992,789	$1,925,695
Residential concessions amortized	3,719	4,142	4,172	12,129	10,969
Residential concessions granted	(5,087)	(6,170)	(2,484)	(10,940)	(12,516)

Residential Revenue with Concessions on a Cash Basis	$670,140	$649,275	$665,658	$1,993,978	$1,924,148

		Q3 2024 vs. Q3 2023	Q3 2024 vs. Q2 2024		YTD 2024 vs. YTD 2023

% change -- GAAP revenue		3.1%	1.1%		3.5%

% change -- cash revenue		3.2%	0.7%		3.6%

Same Store is composed of consolidated communities where a comparison of operating results from the prior year to the current year is meaningful as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the respective prior year period. Therefore, for 2024 operating results, Same Store is composed of consolidated communities that have Stabilized Operations as of January 1, 2023, are not conducting or are not probable to conduct substantial redevelopment activities and are not held for sale or probable for disposition within the current year.

Stabilized Operations is defined as operations of a community that occur after the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment community, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees and a contingency estimate, offset by proceeds from the sale of any associated land or improvements, all as determined in accordance with GAAP. Total Capital Cost also includes costs incurred related to first generation commercial tenants, such as tenant improvements and leasing commissions. For Redevelopment communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior period or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.

Uncollectible lease revenue and government rent relief

The following table provides uncollectible Residential lease revenue as a percentage of total Residential revenue in the aggregate and excluding amounts recognized from government rent relief programs in each respective period. Government rent relief reduces the amount of uncollectible Residential lease revenue. The Company expects the amount of rent relief recognized to continue to decline in 2024 absent funding from the Federal government.

TABLE 11
	Same Store Uncollectible Residential Lease Revenue
	Q3		Q3		Q2		Q1
	2024		2023		2024		2024
	Total	Excluding Rent Relief	Total	Excluding Rent Relief	Total	Excluding Rent Relief	Total	Excluding Rent Relief
New England	0.3%	0.7%	0.9%	1.2%	0.5%	0.9%	0.2%	0.7%
Metro NY/NJ	2.2%	2.2%	2.3%	2.7%	2.1%	2.2%	2.1%	2.3%
Mid-Atlantic	2.0%	2.1%	2.2%	2.3%	2.3%	2.3%	2.3%	2.6%
Southeast FL	2.2%	2.3%	3.3%	3.5%	1.7%	1.8%	2.4%	2.4%
Denver, CO	0.6%	0.7%	1.3%	1.4%	1.0%	1.0%	1.2%	1.4%
Pacific NW	1.0%	1.1%	1.6%	1.9%	1.4%	1.4%	0.9%	1.0%
N. California	0.9%	1.0%	1.2%	1.3%	1.3%	1.3%	1.1%	1.2%
S. California	1.9%	1.9%	2.4%	2.5%	2.2%	2.4%	2.1%	2.4%
Other Expansion Regions	2.4%	2.5%	0.8%	0.8%	1.5%	1.5%	1.2%	1.2%
Total Same Store	1.6%	1.6%	1.9%	2.1%	1.7%	1.9%	1.6%	1.9%

Unconsolidated Development is composed of communities that are either currently under construction, or were under construction and were completed during the current year, in which we have an indirect ownership interest through our investment interest in an unconsolidated joint venture. These communities may be partially or fully complete and operating.

Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by outstanding secured notes payable as of September 30, 2024 as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the nine months ended September 30, 2024 is as follows (dollars in thousands):

TABLE 12
YTD 2024
NOI
Residential NOI:
Same Store	$1,373,215
Other Stabilized	50,401
Development/Redevelopment	27,415
Total Residential NOI	1,451,031
Commercial NOI	24,774
NOI from real estate assets sold or held for sale	18,501
Total NOI generated by real estate assets	1,494,306
Less NOI on encumbered assets	(73,420)
NOI on unencumbered assets	$1,420,886

Unencumbered NOI	95%